Exhibit 99.4

 UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 11, 2013, Emergent BioSolutions Inc. ("Emergent") entered into an arrangement agreement, with Cangene Corporation ("Cangene"), pursuant to which one of Emergent's wholly-owned subsidiaries will acquire all of the outstanding common shares of Cangene (the "Arrangement"), for $3.24 per share in cash (on a fully diluted basis), which represents a total purchase price of $222 million.

On January 22, 2014, Emergent announced its intention to offer $200 million aggregate principal amount of convertible senior notes due 2021, subject to market conditions and other factors, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Offering"). Emergent intends to use a majority of the net proceeds from the Offering to finance the Arrangement.
The unaudited pro forma combined balance sheet gives effect to the proposed Arrangement and the issuance of the notes as if they had occurred on September 30, 2013, and combines the September 30, 2013 historical balance sheet of Emergent with the October 31, 2013 historical balance sheet of Cangene. The unaudited pro forma combined statements of operations are presented as if the proposed Arrangement and the Offering had occurred on January 1, 2012, and combines the historical results of operations of Emergent for the year ended December 31, 2012 with the historical results of operations of Cangene for the twelve month period ended January 31, 2013 and combines the historical results of operations for the nine month period ended September 30, 2013 of Emergent with the historical results of operations of Cangene for the nine month period ended October 31, 2013. The historical financial information is adjusted to give effect to pro forma events that are (1) directly attributable to the Arrangement and the issuance of the notes, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of Emergent and Cangene. The unaudited pro forma combined financial statements presented below are based on, and should be read together with, the historical financial statements and accompanying notes of Emergent appearing in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report for the nine months ended September 30, 2013, and the historical financial statements and accompanying notes of Cangene, each incorporated by reference into this Form 8-K.

The unaudited pro forma adjustments related to the Arrangement and the Offering have been prepared using the acquisition method of accounting and are based on a preliminary purchase price allocation whereby the consideration exchanged to acquire Cangene was allocated to the assets acquired and the liabilities assumed, based upon their estimated fair values. Actual adjustments will be based on analyses of fair values of identifiable tangible and intangible assets, in-process research and development, deferred tax assets and liabilities and estimates of the useful lives of tangible and amortizable intangible assets, which will be completed following the completion of the Arrangement and after Emergent obtains a final third-party valuation, performs its own assessments and reviews all available data. The final purchase price allocation will be performed using estimated fair values as of the close of the Arrangement. Differences between the preliminary and final purchase price allocations could have a material impact on the unaudited pro forma combined financial statements and Emergent's future results of operations and financial position.

The unaudited pro forma combined financial statements do not reflect the realization of potential cost savings, or any related restructuring or integration costs that may result from the integration of Cangene. Although Emergent believes that certain cost savings may result from the Arrangement, there can be no assurance that these cost savings will be achieved.

The historical financial statements of Cangene have been prepared in accordance with International Financial Reporting Standards as issued by the International Standards Board ("IFRS"). The unaudited pro forma financial statements reflect certain adjustments to the financial statements of Cangene to align with Emergent's U.S. GAAP accounting policies. The adjustments reflect Emergent's best estimates upon the information available and are subject to change once detailed information is obtained.

The unaudited pro forma combined financial statements are based on estimates and assumptions, are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized if the proposed Arrangement had been completed as of the dates indicated.

Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Combined Balance Sheets
As of September 30, 2013
(in thousands)

	Historical of	Historical of
	Emergent	Cangene	Cangene
	BioSolutions as of	as of	Transaction	See	Pro Forma	See		Pro Forma
	September 30, 2013	October 31, 2013	Adjustments	Note 5	Adjustments	Note 6		Combined
ASSETS
Current assets:
Cash and cash equivalents	$172,561	$38,692	$-		$(37,692)		a	$173,561
Accounts receivable	30,093	25,295	-		-			55,388
Inventories, net	16,325	54,360	(1,522)	1	12,497		b	81,660
Deferred tax assets, net	1,264	-	6,878	2	-			8,142
Income tax receivable, net	588	2,792	-		-			3,380
Prepaid expenses and other current assets	13,184	8,245	-		-			21,429
Total current assets	234,015	129,384	5,356		(25,195)			343,560

Property, plant and equipment, net	263,056	60,293	(4,116)	3	(15,732)		c	303,501
In-process research and development	41,800	-	-		-			41,800
Intangible assets, net	30,771	58,306	-		(13,424)		d	75,653
Goodwill	14,294	-	-		4,008		e	18,302
Income tax receivable, net	-	16,404	1,580	4	-			17,984
Deferred tax assets, net	11,087	12,242	(6,878)	2	(6,180)		f	10,271
Other assets	441	8,292	(215)	5	7,000		g	15,518

Total assets	$595,464	$284,921	$(4,273)		$(49,523)			$826,589

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,018	$23,768	$-		$-			$52,786
Accrued expenses and other current liabilities	1,359	6,299	-		-			7,658
Accrued compensation	18,421	1,364	-		-			19,785
Long-term indebtedness, current portion	4,470	-	-		-			4,470
Contingent purchase consideration, current portion	1,326	-	-		-			1,326
Deferred revenue, current portion	2,038	4,128	-		-			6,166
Total current liabilities	56,632	35,559	-		-			92,191

Long-term indebtedness, net of current portion	54,952	-	-		200,000		h	254,952
Contingent purchase consideration, net of current portion	15,255	46,341	-		(46,341)		i	15,255
Other liabilities	1,768	5,717	-		-			7,485
Deferred revenue, long-term portion	-	2,340	-		(600)		j	1,740
Deferred tax liability, net of current portion	-	3,180	-		(3,180)			-
Total liabilities	128,607	93,137	-		149,879			371,623

Commitments and contingencies	-	-	-		-			-

Stockholders' equity:
Preferred stock	-	-	-		-			-
Common stock	37	-	-		-			37
Treasury stock	(5,906)	-	-		-			(5,906)
Additional paid-in capital	240,372	51,587	-		(51,587)		k	240,372
Accumulated other comprehensive gain (loss)	(3,502)	-	-		-			(3,502)
Retained earnings	236,305	140,197	(4,273)	1,3,4,5	(147,815)		l	224,414
Total stockholders' equity, excluding noncontrolling interest	467,306	191,784	(4,273)		(199,402)			455,415
Noncontrolling interest in subsidiary	(449)	-	-		-			(449)
Total stockholders' equity	466,857	191,784	(4,273)		(199,402)			454,966
Total liabilities and stockholders' equity	$595,464	$284,921	$(4,273)		$(49,523)			$826,589

See notes to the Unaudited Pro Forma Combined Financial Statements

Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Combined Statements of Operations
For the nine months ended September 30, 2013
(in thousands, except share and per share data)

	Historical of
	Emergent	Historical of
	BioSolutions for the	Cangene for the	Cangene
	nine months ended	nine months ended	Transaction	See	Pro Forma	See		Pro Forma
	September 30, 2013	October 31, 2013	Adjustments	Note 5	Adjustments	Note 6		Combined

Revenues:
Product sales	$172,252	$28,118	$-		$24,414		m	$224,784
Contract manufacturing	-	51,755	-		(28,380)		m,n	23,375
Contracts and grants	42,386	9,653	-		3,966		n	56,005
Total revenues	214,638	89,526	-		-			304,164

Operating expense:
Cost of product sales and contract manufacturing	42,706	45,852	(641)	6	(3,090)		o	84,827
Research and development	89,939	22,521	2,156	7	5,764		p	120,380
Selling, general and administrative	62,484	21,890	3,822	8	390		q	88,586
Income (loss) from operations	19,509	(737)	(5,337)		(3,064)			10,371

Other income (expense):
Interest income	121	-	61	9	-			182
Interest expense	(14)	-	-		(4,011)		r	(4,025)
Other income (expense), net	93	80	-		-			173
Total other income (expense)	200	80	61		(4,011)			(3,670)

Income (loss) before provision for (benefit from) income taxes	19,709	(657)	(5,276)		(7,075)			6,701
Provision for (benefit from) income taxes	4,667	5,878	(1,424)	10	(4,572)		s	4,549
Net income (loss)	15,042	(6,535)	(3,852)		(2,503)			2,152
Net loss attributable to noncontrolling interest	871	-	-		-			871
Net income (loss) attributable to Emergent BioSolutions and Cangene	$15,913	$(6,535)	$(3,852)		$(2,503)			$3,023

Earnings per share - basic	$0.44							$0.08
Earnings per share - diluted	$0.44							$0.12

Weighted-average number of shares - basic	36,129,183							36,129,183
Weighted-average number of shares - diluted	36,504,230				9,591,406		aa	46,095,636

See notes to the Unaudited Pro Forma Combined Financial Statements

Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Combined Statements of Operations
For the year ended December 31, 2012
(in thousands, except share and per share data)

	Historical of
	Emergent	Historical of
	BioSolutions for the	Cangene for the	Cangene
	year ended	year ended	Transaction	See	Pro Forma	See		Pro Forma
	December 31, 2012	January 31, 2013	Adjustments	Note 5	Adjustments	Note 6		Combined

Revenues:
Product sales	$215,879	$49,100	$-		$20,982		t	$285,961
Contract manufacturing	-	56,599	-		(34,038)		t, u	22,561
Contracts and grants	66,009	12,682	-		13,056		u	91,747
Total revenues	281,888	118,381	-		-			400,269

Operating expense:
Cost of product sales and contract manufacturing	46,077	75,260	664	11	(5,685)		v	116,316
Research and development	120,226	30,830	-		6,204		w	157,260
Selling, general and administrative	76,018	34,924	-		520		x	111,462
Impairment of in-process research and development	9,600	-	-		-			9,600
Income (loss) from operations	29,967	(22,633)	(664)		(1,039)			5,631

Other income (expense):
Interest income	134	-	88	12	-			222
Interest expense	(6)	-	-		(3,671)		y	(3,677)
Other income (expense), net	1,970	3,260	-		-			5,230
Total other income (expense)	2,098	3,260	88		(3,671)			1,775

Income (loss) before provision for (benefit from) income taxes	32,065	(19,373)	(576)		(4,710)			7,406
Provision for (benefit from) income taxes	13,922	(2,071)	(155)	13	(2,015)		z	9,447
Net income (loss)	18,143	(17,302)	(421)		(2,695)			(2,275)
Net loss attributable to noncontrolling interest	5,381	-	-		-			5,381
Net income (loss) attributable to Emergent BioSolutions and Cangene	$23,524	$(17,302)	$(421)		$(2,695)			$3,106

Earnings per share - basic	$0.65							$0.09
Earnings per share - diluted	$0.65							$0.13

Weighted-average number of shares - basic	36,080,495							36,080,495
Weighted-average number of shares - diluted	36,420,662				9,315,757		aa	45,556,419

See notes to the Unaudited Pro Forma Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  Description of transaction

On December 11, 2013, Emergent and Cangene entered into an Arrangement pursuant to which Cangene will become a wholly-owned subsidiary of Emergent. This transaction will be accounted for by Emergent under the acquisition method of accounting, with Emergent as the acquiror. Under the acquisition method of accounting, the assets and liabilities of Cangene will be recorded as of the acquisition date, at their respective fair values, and combined with those of Emergent. The reported combined financial condition and results of operations of Emergent after completion of the Arrangement will reflect these fair values.

Under the terms and subject to the conditions of the Arrangement, each share of Cangene common stock will be converted into the right to receive $3.24 in cash, which represents total consideration of approximately $222 million.

The Arrangement is subject to customary closing conditions, including the approval of the Arrangement agreement by Cangene stockholders and the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Subject to these conditions, the Arrangement is expected to close in the first quarter of 2014.

2.  Basis of presentation

The unaudited pro forma combined financial statements have been compiled from underlying financial statements of Emergent prepared in accordance with U.S. GAAP and reflects the effects of the Arrangement, prepared using the acquisition method of accounting under existing U.S. GAAP standards, and the Offering.

The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated fair value of identifiable assets and liabilities of Cangene as of the effective dates of the Arrangement will be allocated to goodwill. Fair value is defined, in accordance with U.S. GAAP, as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The preliminary purchase price allocation is subject to finalizing Emergent's analysis of the fair value of Cangene's assets and liabilities as of the effective date of the Arrangement and will be adjusted upon completion of the valuation. The use of different estimates could yield materially different results.

These amounts were determined based upon certain valuations and studies that have yet to be finalized, and accordingly, the assets acquired and liabilities assumed are subject to adjustment once the detailed analyses are completed. These adjustments may be material.

The unaudited pro forma combined financial statements are not intended to reflect the financial position or results of operations which would have actually resulted had the acquisition been effected on the dates indicated. Further, the results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

3.  Summary of significant accounting policies

The unaudited pro forma combined financial statements have been compiled consistent with Emergent's accounting policies. These accounting policies differ from Cangene's accoutning policies, prepared in accordance with IFRS. The adjustments made to align the financial statements of Cangene with U.S. GAAP and Emergent's accounting policies are discussed in Note 5, "Cangene transaction adjustments."

4.  Estimated purchase price

The accompanying unaudited pro forma combined financial statements reflect an estimated purchase price of $222.0 million, in cash, to holders of Cangene common stock. It is the intent of Emergent management to complete a 338(g) election that will allow for carryover basis of certain tax attributes for acquired tangible and intangible assets. This election has not been finalized and is subject to change. Absent the election, Emergent's deferred tax liabilities will be higher.

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of assets acquired and liabilities assumed.

(in thousands)	September 30, 2013

Estimated fair value of tangible assets acquired and liabilities assumed:
Acquired tangible assets (i)	$214,688
Assumed tangible liabilities	(46,196)
Total estimated fair value of tangible assets acquired and liabilities assumed	168,492

Identified intangible assets	52,500
Deferred tax liability associated with identified intangible assets	(3,000)
49,500

Goodwill	4,008

Total preliminary estimated purchase price	$222,000

(i)
Acquired tangible assets reflect a $12.3 million adjustment to record inventory at fair value, referred to as a step-up adjustment. The $12.3 million step-up was estimated to be amortized through cost of product sales and contract manufacturing over the next five years based on estimated inventory turnover which, will increase costs of product sales and contract manufacturing during such period.

5.  Cangene transaction adjustments

Certain adjustments and reclassifications have been made to the unaudited pro forma combined statement of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013, to align the Cangene financial statements prepared in accordance with IFRS with U.S. GAAP presentation and Emergent's accounting policies.

Emergent has classified the following line items within Cangene's historical financial results into the unaudited pro forma combined statement of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 as follows:

•	Product service revenue has been classified as Contract manufacturing revenue
•	R&D services revenue has been classified as Contracts and grants revenue
•	Product sales and Product services cost of sales has been classified as Cost of product sales and contract manufacturing
•	R&D services cost of sales has been classified as Research and development expense
•	Independent R&D expense has been classified as Research and development expense
•	Impairment of (reversal of) impairment of property, plant and equipment, and intangible assets has been classified as Selling, general and administrative expense
•	Change in fair value of royalty provision has been classified as Cost of product sales and contract manufacturing
•	Loss (gain) on disposal of assets has been classified as Other income (expense), net
•	Finance charges, net has been classified as Cost of product sales and contract manufacturing
•	Foreign-exchange gain (loss) has been classified as Other income (net)
•	Current and Deferred tax expense (benefit) has been classified as Provision for (benefit from) income taxes

The unaudited pro forma combined balance sheets as of September 30, 2013 include adjustments and reclassifications summarized below:

1.
Adjustment of $1.5 million for inventory allowances that were reversed under IFRS based on Cangene management's determination that the inventory that was previously reserved can be used. Under U.S. GAAP, these inventory allowances would not be reversed until the product was sold to the customer.

2.	Reclassification of long-term deferred tax assets and liabilities to current to conform with Emergent's presentation of tax assets and liabilities that will be utilized within a year or less.
3.
To adjust for a $4.1 million impairment reversal of the Cangene bioPharma Inc. cash generating unit recorded under IFRS that would not be reversed based on U.S. GAAP. Under U.S. GAAP, once an impairment has been recorded, that impairment cannot be reversed based on new facts and circumstances.

4.	Tax effect of the $1.5 million inventory increase, $4.1 million impairment reversal and the adjustment to Research and development expense of $215,000 at the 26.99% Canadian statutory rate.
5.	Adjustment to Research and development expense of $215,000 related to capitalized research and development. Under U.S. GAAP, research and development costs are expensed as incurred.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2013 includes adjustments and reclassifications summarized below:

6.	Includes the following items:
•
Increase in Cost of product sales and contract manufacturing for adjustments of $945,000 for inventory allowances that were reversed under IFRS based on Cangene's determination that the inventory that was previously reserved can be used. Under U.S. GAAP, these inventory allowances would not be reversed until the product was sold to the customer;

•
Reclassification of the accretion of purchase consideration payable of ($1.9 million) from Cost of product sales and contract manufacturing to Research and development expense to conform with Emergent's accounting policy;

•
Reclassification of the decrease of other assets of $310,000 from Cost of product sales and contract manufacturing to Selling, general and administrative expense to conform with Emergent's accounting policy;

•
Reclassification of the accretion of incentive plan liability of ($16,000) from Cost of product sales and contract manufacturing to Selling, general and administrative expense to conform with Emergent's accounting policy; and

•	Reclassification of short-term interest income of $61,000 from Cost of product sales and contract manufacturing to Interest income to conform with Emergent's accounting policy.
7.	Includes the following items:
•	Adjustment to Research and development expense of $215,000 related to capitalized research and development. Under U.S. GAAP, research and development costs are expensed as incurred; and
•
Reclassification of accretion of purchase consideration payable of $1.9 million to Research and development expense from Cost of product sales and contract manufacturing expense to conform with Emergent's accounting policy.

8.	Includes the following items:
•
To adjust for a $4.1 million impairment reversal of the Cangene bioPharma Inc. cash generating unit recorded under IFRS that would not be reversed based on U.S. GAAP. Under U.S. GAAP, once an impairment has been recorded, that impairment cannot be reversed based on new facts and circumstances; and

•
Reclassification of the decrease of other assets of ($310,000) and the accretion of incentive plan liability of $16,000 to Selling, general and administrative from Cost of product sales and contract manufacturing to conform with Emergent's accounting policy.

9.	Reclassification of $61,000 of interest income to Interest income for Cost of product sales and contract manufacturing to conform with Emergent's accounting policy.
10.
Tax effect, at the 26.99% Canadian statutory rate, of the $945,000 inventory adjustment, $4.1 million impairment reversal and the adjustment related to capitalized research and development expense of $215,000.

The unaudited pro forma combined statement of operations for the year ended December 31, 2012 includes adjustments and reclassifications summarized below:

11.	Includes the following:
•
Increase in Cost of product sales and contract manufacturing for adjustments of $576,000 for inventory allowances that were reversed under IFRS based on Cangene determination that the inventory that was previously reserved can be used. Under U.S. GAAP, these inventory allowances would not be reversed until the product was sold to the customer.

•	Reclassification of $88,000 of interest income from Cost of product sales and contract manufacturing to Interest income to conform with Emergent's accounting policy.
12.	Reclassification of $88,000 of interest income from Cost of product sales and contract manufacturing to Interest income to conform with Emergent's accounting policy.
13.	Tax effect, at the 26.99% Canadian statutory rate, of the $576,000 inventory adjustment.

6.  Pro forma adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" are primarily based on the preliminary estimated purchase price valuation and certain adjustments to conform Cangene's historical amounts to Emergent's financial statements presentation. For purposes of these unaudited pro forma combined financial statements, the book value of a majority of the assets and liabilities acquired approximates fair value. Further analysis will be performed after the completion of the Arrangement to confirm these estimates or make adjustments in the final purchase price allocation, as necessary. These unaudited pro forma combined financial statements contemplate the use of Emergent's incurrence of debt in the form of the Offering to finance the Arrangement.

The unaudited pro forma combined balance sheets as of September 30, 2013 include adjustments and reclassifications summarized below:

a.	Adjustments to cash for the following:
•	Proceeds from the Offering of $193.0 million, which is net of $7.0 million in estimated debt issuance costs;
•	Payment of $222.0 million to the shareholders of Cangene in accordance with the Arrangement; and
•	Reduction in cash of $8.7 million to reflect management's assessment of the estimated cash on hand at closing (after the impact of related transaction costs).
b.	Fair value adjustment to step-up inventory to estimated selling price.
c.	Reduction of property, plant and equipment related to management's assessment of the fair value of certain acquired assets.
d.	Adjustments to intangible assets, net,
•	Reversal of $58.3 million of intangible assets recorded on Cangene's historical balance sheet; and
•
Fair value adjustment of the intangible assets recorded in purchase accounting. The preliminary identified intangible assets, amortization periods, amortization expense and accumulated amortization are as follows:

			Total
		Amortization	Accumulated
		Period	Amortization as of
($ in thousands)	Amount	in years	September 30, 2013

Corporate trade name	$2,600	5.0	$910
Marketed products	5,100	15.0	595
Licensed products	1,900	3.0	1,108
Biodefense products	34,400	15.0	4,013
Contract manufacturing	8,500	15.0	992

Total identified intangible assets	$52,500		$7,618

The weighted average amortization period for the identified intangible assets is 14.1 years.

e.
Adjustment of $4.0 million to goodwill representing the estimated purchase price paid in the acquisition in excess of the fair value of the tangible and intangible assets acquired and liabilities assumed.

f.
To net short-term and long-term deferred tax assets and liabilities per Emergent's deferred tax asset and liabilities classification policy. In addition, record $3.0 million long-term deferred tax liability associated with identified intangible assets.

g.	Adjustment of $7.0 million representing estimated debt issuance costs associated with the Offering.
h.	Indebtedness incurred as part of the Offering.
i.	Adjustment to the fair value of the contingent purchase consideration.
j.	Adjustment to reflect the fair value of the remaining obligations under the existing agreements at the date of acquisition.
k.	Elimination of Cangene's share capital and contributed surplus.
l.
To eliminate Cangene's retained earnings of $140.2 million and adjust retained earnings for $7.6 million of amortization expense related to intangibles assets recorded as part of purchase price accounting.

        The unaudited pro forma combined statement of operations for the nine months ended September 30, 2013 includes adjustments and reclassifications summarized below:

m.	Reclassification of the following product sales from Contract manufacturing revenue to Product sales to conform with Emergent's accounting policy:
•	Product and plasma sales for Cangene's biodefence products; and
•	Incentive portion of revenue associated with extended expiry date for VIG.
n.	Reclassification of certain biodefense and freight revenues from Contract manufacturing revenue to Contracts and grants revenue to conform with Emergent's accounting policy.
o.	Includes the following:
•
Reclassification of expenses associated with certain biodefense and freight revenues from Cost of product sales and contract manufacturing to Research and development expense to conform with Emergent's accounting policy;

•
Reversal of amortization expense of $3.4 million recorded by Cangene during the period and to record $2.9 million of amortization expense during the period for intangible assets recorded in purchase accounting.

p.	Includes the following:
•	Reclassification of $3.2 million of investment tax credits from Research and development to Provision for (benefit from) income taxes to conform with Emergent's accounting policy; and
•
Reclassification of expenses associated with certain biodefense and freight revenues from Cost of product sales and contract manufacturing to Research and development to conform with Emergent's accounting policy.

q.	To record the inclusion of $390,000 of amortization expense during the period for intangible assets recorded in purchase accounting.
r.
To record interest expense of $4.0 million associated with the Offering at an assumed interest rate of 2.875%. Amount is net of interest expense that can be capitalized based on U.S. GAAP. Capitalized interest for the period was $302,000. The sensitivity of a 25 basis point increase/decrease to the assumed interest rate of 2.875% results in a $375,000 increase/decrease in interest expense.

s.	Includes the following:
•	Reclassification of $3.2 million of investment tax credits from Research and development to Provision for (benefit from) income taxes to conform with Emergent's accounting policy;
•
Tax effect of the reversal of the $3.4 million Cangene amortization expense recorded during the period and the inclusion of $3.3 million in amortization during the period for intangible assets recorded as part of purchase price accounting at 26.99% Canadian statutory rate; and

•	Tax effect of the inclusion of $4.0 million in interest expense during the period at the U.S. federal statutory rate of 35%.

The unaudited pro forma combined statement of operations for the year ended December 31, 2012 includes adjustments and reclassifications summarized below:

t.	Reclassification of the following from Contract manufacturing revenue to Product sales to conform with Emergent's accounting policy:
•	Product and plasma sales for Cangene's biodefense products; and
•	Incentive portion of revenue associated with extended expiry dating.
u.	Reclassification of certain biodefense and freight revenues from Contract manufacturing revenue to Contracts and grants revenue to conform with Emergent's accounting policy.
v.	Includes the following:
•
Reclassification of expenses associated with certain biodefense and freight revenues from Cost of product sales and contract manufacturing to Research and development to conform with Emergent's accounting policy;

•
Reversal of amortization expense of $3.9 million recorded by Cangene during the period and record the inclusion of $3.8 million of amortization during the period for intangibles assets recorded in purchase accounting.

w.	Includes the following:
•	Reclassification of ($662,000) of investment tax credits from Research and development to Provision for (benefit from) income taxes to conform with Emergent's accounting policy; and
•
Reclassification of expenses associated with plasma storage, stability testing for biodefense products and freight from Cost of product sales and contract manufacturing expense to Research and development expense to conform with Emergent's accounting policy.

x.	To record the inclusion of $520,000 of amortization during the period for intangibles assets recorded in purchase accounting.
y.
To record interest expense of $3.7 million associated with the Offering at an assumed interest rate of 2.875%. Amount is net of interest expense that can be capitalized based on U.S. GAAP. Capitalized interest for the period was $2.1 million. The sensitivity of a 25 basis point increase/decrease to the assumed interest rate of 2.875% results in a $500,000 increase/decrease in interest expense.

z.	Includes the following:
•	Reclassification of ($662,000) of investment tax credits from Research and development to Provision for (benefit from) income taxes to conform with Emergent's accounting policy;
•
Tax effect of the reversal of the $3.9 million Cangene amortization expense recorded during the period and the inclusion of $4.4 million in amortization during the period for intangible assets recorded in purchase accounting at 26.99% Canadian statutory rate; and

•	Tax effect of the inclusion of $3.7 million in interest expense during the period at the U.S. federal statutory rate of 35%.
aa.	Estimated shares issued under the if-converted method for determining diluted earnings per share. See Footnote 7.

7.  Earnings per share

The pro forma calculation of diluted earnings per share, utilizing the if-converted method under U.S. GAAP, was calculated as follows:
	Nine months ended	Year ended
(in thousands, except for share and per share data)	9/30/2013	12/31/2012

Net income attributable to Emergent BioSolutions and Cangene	$3,023	$3,106
Adjustment for interest expense associated with the Offering (tax effected @ 35%)	2,386	2,607
Adjusted net income attributable to Emergent BioSolutions and Cangene	$5,409	$5,713

Share price (at beginning of period)	$16.04	$16.84
Assumed conversion premium	30.00%	30.00%
Assumed conversion price per share	20.85	21.89

Debt assumed per the Offering	$200,000	$200,000

Adjustment to reflect shares issued per the Offering	9,591,406	9,135,757
Dilutive Shares Outstanding - as reported by Emergent	36,504,230	36,420,662
Diluted Shares Outstanding	46,095,636	45,556,419

Net income per share - diluted	$0.12	$0.13

The assumptions stated above will change based upon the completion of the Offering of the notes.